                                                                   EXHIBIT 10.39

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of July 7 2000 between EarthCare Company, a Delaware corporation ("EarthCare"), and the persons listed on Exhibit A hereof ("Shareholders"), being the owners of record of certain of the issued and outstanding stock of Liberty Waste, Inc., a Florida corporation ("Liberty").

         WHEREAS, EarthCare wishes to acquire and the Shareholders wish to transfer shares of the issued and outstanding stock of Liberty set forth on Exhibit A in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, EarthCare and the Shareholders adopt this plan of reorganization and agree as follows:

                          SECTION 1. EXCHANGE OF STOCK

         (i) Number of Shares. The Shareholders agree to transfer to EarthCare at the Closing the number of shares of common stock of Liberty, $.01 par value per share, shown opposite their names on Exhibit A, in exchange for an aggregate of 356,000 shares of voting common stock of EarthCare, $.0001 par value per share, to be issued at the Closing to the Shareholders by way of unregistered omnibus certificates beneficially owned by the beneficial owners as set forth in the numbers shown opposite their names on Exhibit A.

         (i) Delivery of Certificates by Shareholders. The transfer of
                  Liberty shares by the Shareholders shall be effected by the delivery to EarthCare at the Closing of the certificate(s) representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with signatures guaranteed and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed.

         (i) Further Assurances. At the Closing, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as EarthCare may request in order more effectively to sell, transfer and assign the Shares to EarthCare and to confirm EarthCare's title thereto.

         (i) Changes in EarthCare's Capitalization. If between the date of this Agreement and the Closing, the outstanding shares of EarthCare common stock are, without the receipt of new consideration by EarthCare, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of EarthCare through reorganization, reclassification, stock dividend, stock split, reverse stock split or similar change in EarthCare's capitalization, EarthCare will issue and deliver to the Shareholders in addition to or in lieu of the EarthCare shares specified in
                  Section 1.1,




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                  voting stock of EarthCare in equitably adjusted amounts. In the event of any such change in EarthCare's capitalization, all references to EarthCare shares herein shall refer to the number of EarthCare shares as thus adjusted.

                               SECTION 2. CLOSING

         The Closing contemplated by Section 1.1 shall be held at the principal offices of EarthCare, 14901 Quorum Drive, Suite 200, Dallas, TX 75240 on July 7, 2000, unless another place or time is agreed upon in writing by the parties.


    SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

         The Shareholders represent and warrant to, and covenant with, EarthCare as follows:

         3.1 Corporate Status. Liberty is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         3.2 Capitalization. The authorized capital stock of Liberty consists of 1,000,000 shares of capital stock, having a par value of $.01 per share, of which 816,000 shares are issued and outstanding, all fully paid and nonassessable

         3.3 Financial Statements. The financial statements of Liberty furnished to EarthCare, consisting of balance sheets as of December 31, 1998 and December 31, 1999 and related statements of income for the periods then ended, and the balance sheet as of December 31, 1999 ("Liberty's Latest Balance Sheet") and the related statements of income, are correct and fairly present the financial condition of Liberty as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

         3.4 Undisclosed Liabilities. Liberty has no liabilities of any nature except to the extent reflected or reserved against in Liberty's Latest Balance Sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due; and, Liberty's accounts receivable are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in Liberty's Latest Balance Sheet.

         3.5 Interim Changes. Between December 31, 1999 and the date of this Agreement, there have not been, except as set forth in a list certified by the President of Liberty and delivered to EarthCare (1) any changes in Liberty's financial condition, assets, liabilities or business which, in the aggregate, have been materially adverse; (2) any damage, destruction or loss of or to Liberty's property, whether or not covered by





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                  insurance; (3) any declaration or payment of any dividend or other distribution in respect of Liberty capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits or other commitments to employees.

         3.6 Title to Property. Liberty has good and marketable title to all properties and assets, real and personal, reflected on Liberty's Latest Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business, and Liberty's properties and assets are subject to no mortgage, pledge, lien or encumbrance, except for liens shown thereon, with respect to which no default exists.

         3.7 Litigation. There is no litigation or proceeding pending, or to Shareholders' knowledge threatened, against or relating to Liberty, its properties or business, except as set forth in a list certified by the President of Liberty and delivered to EarthCare.

         3.8 Access to Records, etc. From the date of this Agreement to the Closing, the Shareholders will cause Liberty (1) to give to EarthCare and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that EarthCare may inspect and audit them; and, (2) to furnish such information concerning Liberty's properties and affairs as EarthCare may reasonably request.

         3.9 Confidentiality. Until the Closing (and permanently if there is no Closing), the Shareholders and their representatives will keep confidential any information which they obtains from EarthCare concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by July 30, 2001, the Shareholders will return to EarthCare all written matter with respect to EarthCare obtained by them in connection with the negotiation or consummation of this Agreement.

         3.10 Title to Shares. The Shareholders are the owners, free and clear of any liens and encumbrances, of the number of Liberty shares which the Shareholders have contracted to exchange.

         3.11 Tax Matters. Liberty has timely filed all federal, state, sales tax, franchise tax, and other tax returns which are required to be filed by it and has paid or has made provision for the payment of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to Liberty's employees, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by Liberty on or before the Closing Date have or will be paid. Liberty has filed all reports required to be filed by it with all such taxing authorities.




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         3.12     Environmental Matters. Except as disclosed to EarthCare in writing, there are no claims, actions, suits, proceedings or investigations relating to any Environmental Law (as hereinafter defined) pending or threatened against or affecting Liberty. Except as disclosed to EarthCare in writing: (i) no release of any hazardous substance, medical waste, toxic waste or regulated substance has occurred or is occurring as a result of the business of Liberty; (ii) no hazardous substance, medical waste, toxic waste or regulated substance is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by Liberty or through the conduct of the business of Liberty except de minimis amounts mixed with household waste; (iii) no underground or partially underground storage tank has been or is currently located at any facility of Liberty; (iv) the business, activities and processes heretofore and/or presently conducted by Liberty complied and presently comply in all material respects with all applicable Environmental Laws; (v) no facility of Liberty is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste or regulated substance; (vi) Liberty has not received any notice that Liberty is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or release of any hazardous substance, medical waste, toxic waste or regulated substance; and (vii) there is no pending litigation or administrative proceeding ( and Shareholders do not have reason to know of any potential or threatened litigation or administrative proceeding) in which it is asserted that Liberty has violated or is not in compliance with any material Environmental Law. For the purposes of this Agreement, "Environmental Law" means any law, statute or act of the United States of America, the State of Florida, or any political subdivision thereof, that relates to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment. Liberty has not received any notice to the effect that the landfills and other disposal sites to which waste material transported by Liberty has been delivered are not properly licensed pursuant to applicable Environmental Laws to receive the material disposed of therein.

         3.13 No Brokers or Agents Fees. No agent, broker, finder, representative or other person or entity acting pursuant to the authority of Liberty will be entitled to any commission or finders fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.





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        SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EARTHCARE

         EarthCare represents and warrants to, and covenants with, the Shareholders as follows:

         4.1 Corporate Status. EarthCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         4.2 Authority to Contract. The execution, delivery and performance of this Agreement by EarthCare has been duly approved by its Board of Directors, and no further corporate action is necessary on the part of EarthCare to consummate the transactions contemplated by this Agreement, assuming due execution of this Agreement by the parties hereto.

         4.3 No Brokers or Agents Fees. No agent, broker, finder, representative or other person or entity acting pursuant to the authority of EarthCare will be entitled to any commission or finders fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

         4.4 Accuracy of Information Furnished by EarthCare. No representation, statement or information made or furnished by EarthCare to Liberty in this Agreement, or in connection with the transactions contemplated hereby including, without limitation copies of EarthCare's filings with the Securities and Exchange Commission, contains or shall contain any untrue statement of any material fact or omits or shall omit any material fact necessary to make the information contained herein true.

         4.5 Registration. Upon the filing of a post effective amendment, Form S-1 filed with the Securities and Exchange Commission effective December 9, 1998, is true and correct in all material respects and does not omit to state any material information necessary to make such registration statement not misleading until such time as EarthCare has filed such post effective amendment to the referenced registration statement including the EarthCare shares exchanged by this Agreement.


                SECTION 5. CONDUCT OF LIBERTY PENDING THE CLOSING

         From and after the execution and delivery of this Agreement except in the ordinary course of business and until the Closing Date, except as otherwise provided by the prior written consent or approval of EarthCare:

         5.1 Conduct of Business. The Shareholders will cause Liberty to conduct its business and operations in the manner in which the same has heretofore been conducted and Shareholders will use their best efforts to cause Liberty to: (i) preserve Liberty's current business organization intact; (ii) keep available to EarthCare the services of Liberty's current employees and Liberty's agents and distributors and (iii) preserve




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                  Liberty's current relationship with customers, suppliers and others having business dealings with Liberty.

         5.2 Maintenance of Property. The Shareholders will cause Liberty to maintain all of its properties in customary repair, order and condition, reasonable wear and use excepted, and will maintain its existing insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

         5.3 Extraordinary Actions. The Shareholders will take action to insure that Liberty will not: (i) pay any bonus or increase the rate of compensation of any of Liberty's employees or enter into any new employment agreement or amend any existing employment agreement; (ii) make any general increase in the compensation or rate of compensation payable or to become payable to Liberty's hourly-rated employees; (iii) sell or transfer any of Liberty's assets (iv) obligate itself for capital expenditures other than in the ordinary course of business and not unusual in amount; or, (v) incur any material obligations or liabilities, which are not in the ordinary course of business, or enter into any material transaction.

         5.4 Capitalization, etc. The Shareholders shall not permit Liberty to issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of Liberty common stock, or to declare or pay any dividend or other distribution.

         5.5 Articles of Incorporation, Bylaws. The Shareholders will take action to insure that Liberty will not amend its Articles of Incorporation or Bylaws.


                   SECTION 6. CONDITIONS PRECEDENT - EARTHCARE

         All obligations of EarthCare under this Agreement are subject, at EarthCare's option, to the fulfillment, before or at the Closing, of each of the following conditions:

         6.1 Representations and Warranties True at Closing. The Shareholders's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

         6.2 Due Performance. The Shareholders shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by him before the Closing.

         6.3 Opinion of Counsel. The Shareholders shall have delivered to EarthCare an opinion of Liberty's counsel, dated as of the Closing, to the effect that: (i) Liberty is a corporation, duly organized and legally existing under the laws of the State of







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                  Florida, and it has the corporate power and authority to carry on its business as now being conducted and to own or hold under lease, or otherwise, its assets; (ii) this Agreement has been duly executed and delivered by Liberty and constitutes a valid, enforceable and binding obligation of Liberty pursuant to the terms of this Agreement; (iii) except as otherwise disclosed in this Agreement, counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against Liberty or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein; (iv) to the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by Liberty and delivered to EarthCare prior to or on the date of the opinion, is required for the transfer of Liberty common stock pursuant to this Agreement; (v) the execution and performance of this Agreement by Liberty will not violate: (x) the Articles of Incorporation or the By-Laws of Liberty, or (y) any order of any court or other agency of government known to said counsel; (vi) the instruments of conveyance and assignments executed by Liberty to EarthCare pursuant to this Agreement are adequate to convey the ownership to the Liberty common stock, free and clear of all liens, claims or encumbrances known to such counsel; and (vii) to the knowledge of such counsel (after reasonable investigation), Shareholders own all of the issued and outstanding shares of capital stock of Liberty.

         6.4 Books and Records. The Shareholders shall have caused Liberty to make available to EarthCare all books and records of Liberty, including minute books and stock transfer records.

         6.5 Revocation of Prior Authorizations. The Shareholders shall have delivered to EarthCare certified copies of resolutions of Liberty's Board of Directors revoking as of the Closing all prior authorizations, powers of attorney, designations and appointments relating to the signing of checks, borrowing of funds, access to corporate safe-deposit boxes and other similar matters, to the extent requested by EarthCare.

         6.6 Resignations. There shall have been delivered to EarthCare the signed resignations of such directors of Liberty as EarthCare shall request, dated as of the Closing.

         6.7 Acceptance by the Shareholders. The terms of this Agreement shall have been accepted by all of the Shareholders of Liberty as evidenced by their signatures hereto


               SECTION 7. CONDITIONS PRECEDENT - THE SHAREHOLDERS

         All obligations of Shareholders under this Agreement are subject, at Shareholders' option, to the fulfillment, before or at the Closing, of each of the following conditions:




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

         7.1 Representations and Warranties True at Closing. EarthCare's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

         7.2 Due Performance. EarthCare shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         7.3 Opinion of EarthCare's Counsel. The Shareholders shall have received an opinion of Counsel for EarthCare, dated as of the Closing, to the effect that: (i) EarthCare is a corporation, duly organized and legally existing in good standing under the laws of the State of Delaware, and it has the corporate poser and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby; (ii) all corporate and other proceedings required to be taken by or on the part of EarthCare in order to authorize it to perform its obligations hereunder have been duly and property taken, including any necessary approval or authorization by the Board of Directors of EarthCare; (iii) this Agreement has been duly executed and delivered by EarthCare and constitutes a valid, enforceable and binding obligation of EarthCare pursuant to the terms of this Agreement; and (iv) except as otherwise disclosed in this Agreement, said counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.


                           SECTION 8. INDEMNIFICATION

         8.1 Indemnification of EarthCare. The Shareholders agree to indemnify EarthCare against any loss, damage or expense (including reasonable attorney's fees) suffered by EarthCare from (1) any breach by the Shareholders of this Agreement; or
                  (2) any inaccuracy in or breach of any of the representations, warranties or covenants by the Shareholders herein.

         8.2 Proportionate Liability. The liability of each Shareholder under this Section 8 shall be in the proportion that the total number of EarthCare shares to be received by him bears to the total number of EarthCare shares to be received by all the Shareholders, and shall in no event exceed the value of the EarthCare shares received by such Shareholder. With respect to Shareholders that are estates, trusts or custodianships, the executor, trustee or custodian is a party to this Agreement only in its fiduciary capacity and liability hereunder shall be limited to the fiduciary assets and shall not extend to the assets of the executor, trustee or custodian.




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         8.3      Indemnification of Shareholders. EarthCare agrees to indemnify the Shareholders against any loss, damage or expense
                  (including reasonable attorney's fees) suffered by any of the Shareholders from (1) any breach by EarthCare of this Agreement; or (2) any inaccuracy in or breach of any of EarthCare's representations, warranties or covenants herein.

         8.4 Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. So long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.


                             SECTION 9. TERMINATION

         This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or EarthCare if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or, (3) by either the Shareholders or EarthCare if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by July 30, 2001.

                         SECTION 10. GENERAL PROVISIONS

         10.1 Survival of Representations and Warranties Indemnifications. The representations, warranties, indemnifications, obligations and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to provisions of this Agreement, shall survive the Closing for a period of 3 years with the exception of representations and warranties concerning Section 3.12 hereof, Environmental Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any environmental law, rule or regulation.

         10.2 Waiver or Extension of Conditions. Liberty or EarthCare may extend the time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by Liberty and EarthCare. Any such extension or waiver shall not act as a waiver or an extension of any other provisions of this Agreement.




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

        10.3 Notices. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting, substitute; or alternatively by hand delivery or complete fax transmission. Notices are effective upon receipt.

                  (i)      If to EarthCare:
                           EarthCare Company
                           14901 Quorum Drive
                           Suite 200
                           Dallas, TX 75240

             Copy to:      Robert C. Gist, Esq.
                           12809 Plum Hollow Drive
                           Oklahoma City, OK 73142-5148

                  (ii)     If to Shareholders:
                           Jim Waters
                           Liberty Waste, Inc.
                           4800 N. Federal Highway, Suite D-102
                           Boca Raton, FL 33431

             Copy to:      Robert S. Flaniken, Esq.
                           223 E. 10th Street Plaza
                           Edmond, OK 73034


         10.4 Governing Law. This Agreement shall be governed by the laws of the State of Texas.

         10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns

         10.6 Headings. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10.8 Entire Agreement; Modification. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. This Agreement may be modified or amended by a written instrument executed by all parties hereto.




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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



         SHAREHOLDERS:
                                          -------------------------------
                                          Jason Bentley

                                          -------------------------------
                                          Tom Baker

                                          -------------------------------
                                          Andy Schrants

                                          -------------------------------
                                          Larry Holmes

                                          -------------------------------
                                          Kim Egelseer

                                          -------------------------------
                                          Ron Kinney

                                          -------------------------------
                                          Jane Shepard

                                          -------------------------------
                                          Jean Engelhardt

                                          -------------------------------
                                          Jim Waters

                                          -------------------------------
                                          George Gillihan

                                          -------------------------------
                                          Ron Proctor

                                          -------------------------------
                                          Bob Gist



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




         EARTHCARE                      EarthCare Company



                                        By:
                                            --------------------------------
                                            Harry M. Habets, President





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                EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION



Name                                                                          No. of Liberty Shares*
----                                                                          ----------------------

Jason Bentley                                                                         30,000
Tom Baker                                                                             30,000
Andy Schrantz                                                                         10,000
Larry Holmes                                                                           6,000
Kim Egelseer                                                                          30,000
Ron Kinney                                                                            30,000
Jane Shepard                                                                          10,000
Jean Engelhardt                                                                       10,000
Jim Waters                                                                            30,000
George Gillihan                                                                      120,000
Ron Proctor                                                                           25,000
Bob Gist                                                                              25,000
                                                                                     -------
                                                                                     356,000


         Certain of these shares, including the EarthCare shares being exchanged are not subject to immediate distribution by reason of delayed vesting schedules for such shares over the next few years as set forth in the applicable employment agreement for each of the named shareholder. In general, the vesting schedule contemplates that 50% of the shares for each person will be distributed shortly following closing and the remaining 50% over a two year vesting period so long as these shareholders remain employees of Liberty Waste, Inc. for the duration of the vesting period. These shares listed in the case of Messrs. Waters, Proctor and Gist are not subject to vesting schedules.



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